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                                                                   Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Amendment No. 3 to the Registration Statement on Form S-1 of our report dated February 15, 2002, except for the last paragraph of Note 5 as to which the date is February 28, 2002, relating to the consolidated financial statements and financial statement schedule of Kyphon Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                          /s/  PRICEWATERHOUSECOOPERS LLP

San Jose, California

May 10, 2002